EXHIBIT 21

                     SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

AMERICAN HOME TITLE AND ESCROW COMPANY
ASFC-W, INC.
ASFC-38, INC.
ASSET INVESTORS EQUITY, INC.
ASW FINANCE COMPANY
COPPER RIDGE CORPORATION
DESIGNER DOOR & MILLWORK OF CALIFORNIA, INC.
ECM HOLDINGS
ENERWEST, INC.
FINANCIAL ASSET MANAGEMENT CORPORATION
F.V.S. ENTITY, INC.
GREENWAY FARMS DEVELOPMENT CORPORATION
HOMEAMERICAN MORTGAGE CORPORATION
LION INSURANCE COMPANY
LION WARRANTY CORPORATION
MDC/WOOD, INC.
MDC DEVELOPMENT AND PIPELINE COMPANY
M.D.C. ACCEPTANCE CORPORATION
M.D.C. CONSTRUCTION CO.
M.D.C. EQUITIES, INC.
M.D.C. FINANCIAL CORPORATION
M.D.C. HOME FINANCE CORPORATION
M.D.C. HOME MORTGAGE FINANCE CORPORATION
M.D.C. INSTITUTIONAL RESIDUALS, INC.
M.D.C. LAND CORPORATION
M.D.C. MORTGAGE FINANCE, INC.
M.D.C. MORTGAGE FUNDING CORPORATION II
M.D.C. RESIDUAL HOLDINGS, INC.
PETRO RESOURCES, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 1, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 2, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 3, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 4, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 5, INC.
RICHMOND AMERICAN HOMES OF POTOMAC KNOLLS NO. 6, INC.

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RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES, INC. (a Florida corporation)
RICHMOND HOMES LIMITED
RICHMOND SHELF, INC.
T.C.V., INC.
THE YEONAS COMPANY
YOSEMITE AMERICAN MORTGAGE CORPORATION
YOSEMITE FINANCIAL, INC.
995 CORPORATION